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                      AMENDMENT TO PROMISSORY NOTE BETWEEN
                          NAVTECH SYSTEMS SUPPORT INC.
                                       AND
                         RAY ENGLISH AND ASSOCIATES INC.

12. June 1996

Reference is made to that certain Promissory Note dated 15. July 1995 between Ray English and Associates Inc. ("RE&A"), as the Maker, and Navtech Systems Support Inc. ("Support"), as the Payee (the "Promissory Note").

With respect to the last paragraph in the Promissory Note, the following amended wording should be substituted for the current wording as follows:

CURRENT WORDING
The principal sum shall be $750,000 as shown on the books of Navtech Systems Support Inc. as of March 31, 1994. The Interest Rate shall be 5% per annum, and shall accrue from 01 April 1994. The Principal Sum shall increase from time to time by the amounts paid by Navtech Systems Support Inc. to or on behalf of Ray English or Navtech Systems Consulting Inc., not including Consulting fees and not including travel vouchers. The principal sum shall decrease from time to time by the amounts of the Consulting fees accrued and unpaid from 01. January 1995.

to be replaced by

NEW WORDING
The Principal Sum shall be $750,000, representing a portion of the outstanding balance on the books of NAVTECH SYSTEMS SUPPORT INC. as of 31. March 1995. The Interest Rate shall be 5% per annum and shall accrue from the date on this Promissory Note. The Principal Sum shall increase from time to time by any amounts paid by NAVTECH SYSTEMS SUPPORT INC. to or on behalf of RAY ENGLISH AND ASSOCIATES INC., not including Consulting Fees and not including Travel Vouchers, except to the extent they have previously decreased the Principal Sum. The Principal Sum shall decrease from time to time by the amounts of the Consulting Fees accrued and unpaid from 01. January 1995. In addition, all increases and decreases shall be applied first to the Principal Sum on the Promissory Note and then on any other balances due from RAY ENGLISH AND ASSOCIATES INC.

On behalf of:
RAY ENGLISH AND ASSOCIATES INC.              /s/ Raymond F. English
                                             -----------------------------------
                                             Raymond F. English, President

NAVTECH SYSTEMS SUPPORT INC.                 /s/ Dorothy A. English
                                             -----------------------------------
                                             Dorothy A. English, Managing
                                             Director

                                             /s/ Duncan Macdonald
                                             -----------------------------------


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